EXHIBIT 31.2

CERTIFICATION

I, Christine Oh, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Nara Bancorp, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2010	/s/ CHRISTINE OH
Christine Oh Senior Vice President and Interim Chief Financial Officer